•	Wells Fargo Securities
•	New York
•	October 15, 2009
•	Forward-Looking Statements
•	Company Overview
•	Focus on natural gas infrastructure
–	Attractive industry outlook
–	Natural gas is key to America’s energy future
–	High-quality assets with diverse supply and strong markets
•	Principally regulated asset base
–	Provides earnings and cash flow stability through long-term contracts
–	Business model proven to weather economic cycles
•	Organic growth projects provide low-risk growth trajectory
•	Map of Operations
•	Investment Grade Focus
•	Maintenance of investment grade ratings through:
–	Prudent financial management
–	Disciplined evaluation of capital investment opportunities
–	Appropriate use of free cash flow
•	Investment grade ratings are important for:
–	Lower overall financing costs
–	Minimize/eliminate collateral requirements
–	Improved rate making and regulatory relationships
•	Business Risk Profile
•	Diverse portfolio of operating segments within the natural gas value chain
•	Strong integration within and between operating segments provides scale advantages
•	Limited cash flow exposure to commodity price volatility
•	Stable and reliable cash flows generated from creditworthy counterparties pursuant to long-term contracts
•	Contracted organic growth projects
•	Credit Profile
•	Business Segment Overview
•	Transportation & Storage
•	Vast pipeline network with access to diverse supply sources and growing markets
•	Approximately 15,000 miles of interstate pipelines with transportation capacity of 7.8 Bcf/d
•	One of North America’s largest liquefied natural gas (LNG) import terminals with peak send out of 2.1 Bcf/d and storage of 9 Bcf
•	Owns/leases approximately 100 Bcf of storage
•	Transportation & Storage Assets
•	Trunkline LNG: Infrastructure
Enhancement Project
•	FGT Phase VIII Expansion
•	FGT Phase VIII Expansion Timeline
•	FGT Pascagoula Lateral
•	Gathering & Processing
•	Located in prolific, long-lived Permian Basin
•	Approximately 4,900 miles of gas and gas liquids pipelines covering 16 counties in West Texas/Southeast New Mexico
•	Two fully-integrated midstream systems (North and South) connected via high-pressure pipelines
•	Four active cryogenic plants and five active treating plants
•	Attractive downstream markets
•	Attractive contract mix: 98%+ POP / Fee-based
•	Map of Operations
•	North System
•	Consists of the Jal and Keystone Systems
–	Large diameter predominately low pressure pipelines
–	Wellhead volumes over 200 MMcfd of 5.0 Gallon per Mcf (GPM) sour gas
–	220 MMcfd cryogenic plant capacity
–	22,400 barrels per day (bpd) NGL production
–	40 tons per day sulfur plant capacity
–	Recent compression and high pressure pipeline upgrades
–	Treating capacity expansion at Jal 3 plant, including acid gas injection well, completed early 2009
•	South System
•	Consists of the Mi Vida, Coyanosa and Tippett Systems
–	High pressure integrated sweet and sour gas gathering system
–	Wellhead volumes over 325 MMcfd
–	190 MMcfd cryogenic processing capacity
–	Plant inlet volume over 160 MMcfd of 3.5 GPM gas with 11,500 bpd NGL production
–	370 MMcfd treating capacity with 140 MMcfd currently active
•	Grey Ranch System (50% ownership)
–	High CO2 gathering and treating system
–	Earn fixed fee for removing CO2 volumes
–	200 MMcfd current throughput
•	High Pressure Transfer System
•	Diversified, Active Producer Portfolio
•	Gas Supply – Contract Risk Mitigation
•	Substantially eliminated true keep whole exposure
•	Contract structure and operating flexibility enable SUGS to convert significant portion of equity NGL to equity NG during negative frac spread environment
•	POP contract pricing
–	Matches daily priced gas to daily priced NGL
–	Mitigates risk from daily volume swings
•	Producer indemnifications negotiated on many capital intensive projects
•	2009 G&P Assumptions
•	Positive processing spread environment and optimization of Natural Gas Liquid (NGL) recoveries
•	Equity volumes
–	NGL equity volume of 40,000 to 45,000 MMBtu/d equivalent
–	Natural Gas equity volume of 2,500 to 7,500 MMBtu/d
•	Normalized fuel, flared and unaccounted for levels
•	G&P Hedge Portfolio
•	Oct 1 through Dec 31, 2009 hedged positions:
–	35,000 MMBtu/d of NGL equivalent at $14.27
–	5,000 MMBtu/d of natural gas at $3.90
•	2010 positions:
–	25,000 MMBtu/d of natural gas at $5.33
–	20,000 MMBtu/d of NGL equivalent at $10.31
•	2011 positions:
–	20,000 MMBtu/d of natural gas at $6.14
•	SUGS Growth Projects
•	Deep Atoka Lean Gas Development – Loving, Winkler and Ward Counties, Texas
–	Anadarko and Chesapeake continuing drilling
–	Both have reduced the number of rigs in this deep Atoka gas play
•	Bone Springs Rich Gas Play – Loving, Winkler and Ward Counties, Texas
–	Atoka drilling program sparked a shallower Bone Springs oil play
–	Rich 4 GPM gas at rates up to 1 MMcfd per well
–	Requires low pressure systems
–	Drilling programs accelerating with high oil prices
•	Eunice Area Expansion Projects – Lea County, New Mexico
–	Treating expansion project with acid gas injection well completed early 2009
–	Volume growth from active horizontal oil drilling from various producers including Chesapeake, Apache, Range and Bass
–	High margin, rich, sour, low pressure gas
–	Drilling programs accelerating with high oil prices
•	West Texas Barnett Shale – Culberson, Reeves, Pecos and Jeff Davis Counties, TX
–	Chesapeake is the largest player in the area
–	Recent completions approaching 5 MMcfd per well of lean high CO2 gas
–	Chesapeake indicating it will keep several rigs active in the play
•	Distribution
•	Missouri Gas Energy
–	Provides natural gas to over 500,000 customers
–	Nearly 13,000 miles of main and service lines
–	Filed a $32.4MM annual base rate increase request in April 2009
•	New England Gas Company
–	Provides natural gas to 50,000 customers
–	Nearly 2,000 miles of main and service lines
–	Received $3.7MM in increased annual base rates in February 2009
•	Corporate & Other
•	Corporate segment provides administrative and support functions to business segments and allocates expenses as appropriate
•	Other segment primarily consists of PEI Power Corporation which owns interests in and operates 70 MW of generating assets in the PJM ISO and Fall River Gas Appliance
•	Summary
•	Focus on natural gas related infrastructure
•	Actively managed hedging program helps mitigate volatility in NGL margins
•	Organic growth projects with clear visibility towards earnings and cash flow growth
•	Balance preservation of investment grade credit ratings and return of capital to shareholders